Exhibit 99.1

Connexa Announces Entry into an Agreement to Acquire a 70% Stake in Yuanyu Enterprise Management Co., Limited for Cash and Shares

● Hong Kong-based, operating matchmaking services in emerging Love & Marriage sector.

● Owner of multiple patented matchmaker AI technologies.

● Hand-in-Hand branded retail stores, key advantage over competition.

● FY23 royalty revenue of $1.9 million with licensing agreements in place to deliver $77 million in royalties over the next 3 years.

Windsor Mills, MD March 21, 2024 — Connexa Sports Technologies Inc. (Nasdaq:CNXA) today announced that, subject to shareholder approval, it has signed definitive share purchase and share exchange agreements to acquire a 70% stake in Yuanyu Enterprise Management Co., Limited (YYEM) for a combined value of $56 million. The transaction will be carried out in two steps, with an initial 20% stake having been completed against payment of $16.5 million in cash, and the residual 50% stake completing on the closing date through the issuance of common stock. As part of this deal structure, there will be a change-in-control of Connexa following the appointment of a new board of directors, subsequent to which Slinger Bag Americas will be divested to a newly established entity.

“Over the past year, the Connexa board and management have been reviewing the company’s potential to directly create meaningful enhancements in shareholder value, especially considering the on-going challenges and costs faced by the company while operating on Nasdaq and, as a result, the Board concluded that this acquisition represented a clear short-term opportunity to deliver shareholder value and, as such, it was clearly in the interest of all shareholders to conclude this acquisition of a majority stake in YYEM, accept a change-in-control of Connexa, as well as divest the Slinger Bag business to a newly established entity,” commented Mike Ballardie, CEO of Connexa.

“Having come to understand the emerging business sector in which YYEM operates, and in realizing the scope of their growth opportunity, which will be delivered through their plans for organic Asia expansion coupled with an aggressive international licensing program, I am in no doubt that YYEM will provide all existing Connexa shareholders with an associated opportunity to share in their success,” concluded Ballardie.

Established in November 2021, YYEM is based in Hong Kong and operates in the emerging love & marriage market sector, where it owns significant proprietary intellectual property (IP) unique to this business sector, covering its online presence and underpinning its matchmaker operations. Its matchmaker AI application has the ability to integrate with existing Big Data models and other larger AI models, such as Huawei Pangu 3, a feature designed to operationalize its AI and hone its technologies to create significant business value. Additionally, YYEM owns six technologies related to the metaverse and nine AI matchmaking patents, which together enable access to both Augmented Reality (AR) and Extended Reality (XR), further enhancing its future revenue growth potential.

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Through interrogating and analyzing available Big Data, the YYEM IP supports the identification of its target subscriber base, while also providing subscriber profile analyses and integrating seamlessly with YYEM’s patented matchmaker AI platform — all of which combine to deliver YYEM’s unique matchmaking events and help subscribers to find successful life partnerships.

YYEM has already proven its business model in the China market, where its licensee partner operates 200 Hand-in-Hand branded retail stores across 40 cities. One-time subscriber matchmaker fees, of amounts as high as $1,500, provide the subscriber with a bespoke matchmaking service delivered through face-to-face interactions across their owned stores. YYEM’s retail operation sets it apart from its prominent competitors, with storefronts expected to grow to 1,000 in 2024 and to 10,000 within three years, increasing the registered subscriber base to over 3 million in 2024 and, in turn, rapidly growing the revenue base.

YYEM collected royalties of around $1.9M in its year ending January 31, 2024 and has already established license agreements covering the UK/Europe, South East Asia and Sub-Saharan Africa, with cumulative contracted revenue over the next three years in excess of $70 million.

Mr. Zhou, Chairman of YYEM, commented, “I am delighted to have reached this agreement to merge our love & marriage business into Connexa and, ultimately, following the shareholder vote process, become a Nasdaq-listed company. My vision is to establish YYEM as a global leader in matching single adults for marriage and lifelong partnerships, the world over, through our unique matchmaker business model combining on-line activities with retail store operations. Our current China license partner has a successful and proven business model that provides a template for future markets and licensees to follow. I am also excited to have the opportunity to expand the YYEM footprint globally to drive revenue growth that in turn will deliver significant improvements in value for all current and future Connexa shareholders.”

About Connexa Sports Technologies:

Connexa Sports is a leading connected sports company delivering products, technologies, and Sport-as-a-Service across a range of sport verticals. Connexa’s mission is to reinvent sports through technological innovation driven by an unwavering focus on today’s sports consumer.

CNXA Contact Information:

investors@connexasports.com

www.connexasports.com

About Yuanyu Enterprise Management Co., Limited

Yuanyu Enterprise Management Co., Limited (YYEM) operates across the rapidly emerging love & marriage sector. YYEM owns numerous patents, technologies and algorithms that drive its big data and matchmaking analyses, deriving its current revenues from royalties. YYEM has multiple licensing agreements in place for non-Asia regions and, in addition, plans to open subsidiary companies in core Asia markets.

YYEM Contact Information:

info@yuanyuenterprise.com

www.yuanyuenterprise.com

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Additional Information and Where to Find It

In connection with the proposed Share Exchange Transaction, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED SHARE EXCHANGE TRANSACTIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents from the Company’s website at www.connexasports.com or by written request to the Company at 2709 N. Rolling Road, Suite 138 Windsor Mill, MD 21244.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●	uncertainties as to the completion of the Share Exchange Transaction and the separation agreement, including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays;

●	the risks associated with the Company’s relatively low public float, which may result in the Common Stock experiencing significant price volatility;

●	the possibility that competing transaction proposals may be made;

●	the effects that the announcement, pendency or consummation of the proposed Share Exchange Transaction and the separation agreement may have on the Company and its current or future business and on the price of the Common Stock;

●	the possibility that various closing conditions for the Share Exchange Agreement and the separation agreement may not be satisfied or waived, or any other required consents or approvals may not be obtained within the expected timeframe, on the expected terms, or at all, including the possibility that the Company may fail to obtain stockholder approval for the transactions contemplated by the Share Exchange Agreement;

●	the effects that a termination of the Shre Exchange Agreement may have on the Company, including the risk that the price of the Common Stock may decline significantly if the Share Exchange Transaction is not completed;

●	uncertainties regarding the Company’s focus, strategic plans and other management actions;

●	the risks associated with potential litigation related to the transactions contemplated by the Share Exchange Agreement or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions;

●	and other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements included in this report speak only as of the date each statement is made. Neither the Company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

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